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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.
        ================================================================
                 (Name of small business issuer in its charter)


           Delaware                          3550                    62-1407522
  (State or jurisdiction of         (Primary Std. Industrial       (IRS Employer
Incorporation or organization)     Classification Code Number)       ID Number)

    Wall Street Center, 14 Wall Street, 20th Floor, New York, New York 10005
                               Tel. (212) 618-1712
        ================================================================
         (Address and tel ephone number of principal executive offices)

                            Consultant Agreement with
                               Stanley Wunderlich

                      Compensation for Joseph I. Emas, Esq.

                            (Full title of the plan)

                                 Norbert Sporns
                    HQ Sustainable Maritime Industries, Inc.
                 Wall Street Center, 14 Wall Street , 20th Floor
                            New York, New York 10005
            (Name, address and telephone number of agent for service)
                             (All communications to)
                              Joseph I. Emas, Esq.
                                 Attorney-at-Law
                (305) 531-1174 Telephone (305) 531-1274 Facsimile

                         CALCULATION OF REGISTRATION FEE


                                             Proposed         Proposed
                                              Maximum          Maximum        Amount of
Title of Securities to    Amount to be       Offering         Aggregate     Registration
    be Registered         Registered(2)   Price Per Share   Offering Price      Fee

     Common Stock         1,200,000(1)       $0.50 (3)      $600,000 (3)     $71.00 (3)


(1) We are registering an aggregate of up to 1,200,000 of our common shares, 1,000,000 shares of our common stock pursuant to our Consultant Agreement with Stanley Wunderlich and 200,000 to compensate our attorney, Joseph I. Emas, Esq..


(2) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of common stock which may be issued by reason of stock splits, stock dividend or similar transactions.

(3) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price of the common stock of the Registrant. as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on November 4, 2005.


EXPLANATORY NOTE


We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 1,000,000 shares of our common stock pursuant to our Consultant Agreement with Stanley Wunderlich and 200,000 shares to our attorney, Joseph I. Emas, Esq. The purpose of this stock compensation is to secure for our company and Mr. Stanley Wunderlich and Joseph I. Emas, Esq, as independent contractors, the benefits arising from capital stock ownership by such consultants to our company who have contributed to our company in the past and who are expected to contribute to our company's future growth and success.


Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933, as amended. The reoffer prospectus has been included in this registration statement on Form S-8 so that the selling security holders may resell up to 1,200,000 shares of our common stock. Accordingly, we have included the names of these selling security holders, and the nature and number of the securities to be issued to and reoffered by them, in the reoffer prospectus.


                                     Part I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information


We will send or give the documents containing the information specified in Part I of Form S-8, pursuant to the requirements of Rule 428(b)(1) of the Securities Act of 1933, to Mr. Stanley Wunderlich . A copy of the consultant agreement is attached as Exhibit 10.17 to this Form S-8.


This registration statement relates to a maximum of 1,000,000 of our common shares issuable pursuant to Mr. Stanley Wunderlich's consultant agreement with our Company and 200,000 shares to our attorney, Joseph I. Emas, Esq.


This document and the documents incorporation be reference in this registrations statement pursuant to Item 3 of Part II hereof, constitute the Section 10(a) prospectus.


Item 2. Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of this 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the 10(a) prospectus). Requests should be directed to the President, HQ Sustainable Maritime Industries, Inc., Wall Street Center, 14 Wall Street , 20th Floor , New York, New York 10005. Our telephone number is (212) 618-1712.

                                     Part II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.


The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.


The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:
1. Our Annual Report on Form 10-KSB filed on April 11, 2005; and
2. The description of our company's common stock contained these exhibits are incorporated herein by this reference to the Company's Post Effective Amendment on Form SB-2 filed with the Securities Exchange on July 11, 2005; and
3. Our Current Reports on Form 8-K filed on August 25, 2005 and August 1, 2005.
4. Our  Quarterly  Reports on Form  10-QSB  filed on May 13, 2005 and August 12,
2005.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.


Item 4. Description of Securities.


Not applicable.


Item 5. Interests of Named Experts and Counsel.

The legality of the shares of Common Stock registered under this Registration Statement are being passed on for the Registrant by Joseph I. Emas, Esq., the Registrant's legal counsel who is registering 200,000 shares in this prospectus.

Item 6. Indemnification of Directors and Officers.

HQ Sustainable Maritime Industries, Inc. is a Delaware corporation. Section 145 of the Delaware General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL

(providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

As permitted by the DGC L, our Bylaws provide that we will indemnify our officers, directors, employees and agents. This includes indemnification against expenses incurred by a director of HQSM in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of HQSM (or was serving at HQSM's request as a director or officer of another corporation). Such expenses shall be paid by HQSM in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by HQSM as authorized by relevant sections of the General Corporation Law of Delaware.


The indemnification and advances of expenses provided in our Bylaws shall not be deemed exclusive of any other rights provided by any agreement, vote of stockholders or disinterested directors or otherwise.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Delaware law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.


Item 7. Exemption from Registration Claimed.


Not Applicable.

Item 8. Exhibits.

Exhibit No.       Description of Exhibit
-----------       ----------------------

2 Agreement and Plan of Merger, dated as of March 17, 2004, by and among Process Equipment, Inc., Process Equipment Acquisition Corporation and Jade Profit investment Limited (incorporated by reference to the Report on Form 14-C of Process Equipment, Inc. (Commission File No. 0-18980), filed with the Commission on April 28, 2004.


3.1 Certificate of Incorporation of HQ Sustainable Maritime Industries, Inc., as amended (incorporated by reference to the Report on Form 14-C of Process Equipment, Inc. (Commission file No. 0-18980), filed with the Commission on April 28, 2004.

3.2               Bylaws   of   HQ   Sustainable   Maritime   Industries,   Inc.
                  (incorporated by reference to the Report on Form 14-C of Process Equipment, Inc. (Commission file No. 0-18980), filed with the Commission on April 28, 2004.

4.1               Process   Equipment,    Inc.   2004   Stock   Incentive   Plan
                  (incorporated by reference to the Report on Form 14-C (commission File Number 0-18980), filed with the Commission on April 28, 2004.

5.1               Opinion of Joseph I. Emas, P.A.


10.1 Form of Stock Option Grant Notice (incorporated by reference to the Report on Form 8-K (commission File Number 0-18980), filed with the Commission on December 3, 2004.

10.2 Form of Option Agreement (incorporated by reference to the Report on Form 8-K (commission File Number 0-18980), filed with the Commission on December 3, 2004.

10.3 Form of Exercise Agreement (incorporated by reference to the Report on Form 8-K (commission File Number 0-18980), filed with the Commission on December 3, 2004.

10.4 Agreement, dated as of November 4, 2004, between HQ Sustainable Maritime Industries, Inc. and Sino-Sult Canada (S.S.C.) Limited (incorporated by reference to the Report on Form 10-QSB (Commission file No. 0-18980), filed with the Commission on November 15, 2004.

10.5 Independent Non-Executive Director Agreement, dated as of September 2, 2004, between HQ Sustainable Maritime Industries Inc. and Daniel Too (incorporated by reference to the Report on Form 10-QSB (Commission file No. 0-18980), filed with the Commission on November 15, 2004.

10.6 Employment Agreement, dated as of September 1, 2004, between HQ Sustainable Maritime Industries Inc. and Jean-Pierre Dallaire (incorporated by reference to the Report on Form 10-QSB (Commission file No. 0-18980), filed with the Commission on November 15, 2004.

10.7 Purchase Agreement, dated as of August 17, 2004, among HQ Sustainable Maritime Industries, inc., Sino-Sult Canada (S.S.C.) Limited and Sealink Wealth Limited (incorporated by reference to the Report on Form 8-K (commission File Number 0-18980), filed with the Commission on August 18, 2004.


10.8 Purchase Agreement, dated as of August 17, 2004, between Jade Profit Investment Limited and Hainan Fuyuan Investment Company Limited (incorporated by reference to the Report on Form 8-K (commission File Number 0-18980), filed with the Commission on August 18, 2004.

10.9 Form of Employment Agreement, effective as of April 1, 2004, between HQ Sustainable Maritime Industries, Inc. and Harry Wang (incorporated by reference to the Report on Form 10-QSB (commission File Number 0-18980), filed with the Commission on August 13, 2004.

10.10 Form of Employment Agreement, effective as of April 1, 2004, between HQ Sustainable Maritime Industries, Inc. and Lillian Wang Li (incorporated by reference to the Report on Form 10-QSB (commission File Number 0-18980), filed with the Commission on August 13, 2004.

10.11 Form of Employment Agreement, effective as of April 1, 2004, between HQ Sustainable Maritime Industries, Inc. and Norbert Sporns (incorporated by reference to the Report on Form 10-QSB (commission File Number 0-18980), filed with the Commission on August 13, 2004.

10.12 Form of Independent Non-Executive Director Agreement, dated as of June 15, 2004, between HQ Sustainable Maritime Industries Inc. and Fred Bild (incorporated by reference to the Report on Form 10-QSB (Commission file No. 0-18980), filed with the Commission on August 13, 2004.

10.13 Independent Non-Executive Director Agreement, dated as of June 15, 2004, between HQ Sustainable Maritime Industries Inc. and Jacques Vallee (incorporated by reference to the Report on Form 10-QSB (Commission file No. 0-18980), filed with the Commission on August 13, 2004.

10.14 Amendment No. 1 to Employment Agreement, dated July, 2005, between HQ Sustainable Maritime Industries, Inc. and Norbert Sporns. (incorporated by reference to the Report on Form
                  10-KSB (commission File Number 18980), filed with the Commission on April 11, 2005.

10.15 Amendment No. 1 to Employment Agreement, dated July, 2005, between HQ Sustainable Maritime Industries, Inc. and Lillian Wang. (incorporated by reference to the Report on Form 10-KSB (commission File Number 18980), filed with the Commission on April 11, 2005.

10.16 Amendment No. 1 to Employment Agreement, dated July, 2005, between HQ Sustainable Maritime Industries, Inc. and Harry Wang. (incorporated by reference to the Report on Form 10-KSB (commission File Number 18980), filed with the Commission on April 11, 2005.

10.17 Independent Consultant Agreement, dated October 15, 2005, between HQ Sustainable Maritime Industries, Inc. and Mr. Stanley Wunderlich

14 Code of Ethics (incorporated by reference to the Report on Form 10-KSB (commission File Number 18980), filed with the Commission on April 11, 2005.

16 Letter, dated May 18, 2004 from Baum & Company, P.A., the Registrant's former principal accountants, to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-B (incorporated by reference to the Report on Form 8-K (commission File Number 0-18980), filed with the Commission on May 18, 2004.

21                Subsidiaries of the Registrant

23.1              Consent of Rotenberg & Co. LLP

23.2              Consent of Joseph I. Emas (included in Exhibit 5.1).

24                Power  of  Attorney   (included  on  signature  page  to  this
                  Registration Statement).

ITEM 9. Undertakings.

The undersigned Registrant hereby undertakes the following:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;


(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and


(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement, or any material change to such information in the Registration Statement.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(3) To remove from registration by means of a post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of this offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or person controlling the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the Registrant in connection with any securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Haikou, People's Republic of China, on the date specified below.

Dated: November 8, 2005

                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.


                By: /s/ Norbert Sporns
                   --------------------------------------------
                   Name: Norbert Sporns
                   Title: Chief Executive Officer and President



                                POWER OF ATTORNEY

We, the undersigned directors and officers of HQ Sustainable Maritime Industries, Inc., do hereby constitute and appoint Norbert Sporns and Lillian Wang Li, acting individually, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us an d in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                  TITLE                                DATE
---------                  -----                                ----

 /s/ Norbert Sporns        Chief Executive Officer, President   November 8, 2005
-------------------------  and Director
Norbert Sporns             (Principal Executive Officer)


 /s/ Lillian Wang          Secretary, Chairman of the Board     November 8, 2005
-------------------------  of Directors, and Director
Lillian Wang

 /s/ Harry Wang            Chief Operating Officer and          November 8, 2005
-------------------------  Director
Harry Wang

 /s/ Jacque Vallee         Director                             November 8, 2005
-------------------------
Jacque Vallee

/s/ Fred Bild              Independent Non-executive Director   November 8, 2005
-------------------------
Fred Bild

 /s/ Daniel Too            Independent Non-executive Director   November 8, 2005
-------------------------
Daniel Too

 /s/ Jean-Pierre Dallaire  Chief Financial Officer and          November 8, 2005
-------------------------  Financial Controller
Jean-Pierre Dallaire       (Principal Financial Officer)

 /s/ Fusheng Wang          Honorary Chairman and Director       November 8, 2005
-------------------------
Fusheng Wang